EXHIBIT 5.1



                                                   June 27, 1997



Board of Directors
Coach USA, Inc.
One Riverway
Suite 600
Houston Texas 77056-1903


Gentlemen:

                  I have acted as counsel to Coach USA, Inc., a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the issuance of 250,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") issuable upon the exercise of options (the "Options") granted pursuant to the Coach USA, Inc. 1996 Non-Employee Directors' Stock Plan (the "Plan").

                  As the basis for the opinions hereinafter expressed, I have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as I have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, I have relied upon the representations of officers of the Company. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to myself as originals, and the conformity with the original documents of all documents submitted to myself as copies.

                  Based upon the foregoing and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares to be issued upon proper exercise of the Options have been duly authorized, and that the Shares, when issued upon proper exercise of the Options, will be validly issued, fully paid and nonassessable.

                  I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Douglas M. Cerny

                                                     Douglas M. Cerny






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